PHOENIX MULTI-SERIES TRUST
CIK# 0000884122
ANNUAL 10/31/07


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1
- Class A $39,431, Class B $802, Class C $6,112 Class T $4,318
Series 2
- Class A $3,984, Class B $412, Class C $567.

73A1/73A2-
Series 1
- Class A $0.1580, Class B $0.1423, Class C $0.1500, Class T $0.1343.
Series 2
- Class A $0.3740, Class B $0.3199, Class C $0.3195.